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    As Filed With the Securities and Exchange Commission on December 28, 1999
                                                Registration No.:
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          AMERICAN ELECTROMEDICS CORP.
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)

                                   04-2608713
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                      (I.R.S. Employer Identification No.)

            13 COLUMBIA DRIVE, SUITE 5, AMHERST, NEW HAMPSHIRE 03031
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                    (Address of principal executive offices)

                         VARIOUS STOCK OPTION AGREEMENTS
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                            (Full title of the plans)

                              MICHAEL T. PIENIAZEK
                      PRESIDENT AND CHIEF FINANCIAL OFFICER
                          13 COLUMBIA DRIVE, SUITE 5
                          AMHERST, NEW HAMPSHIRE 03031
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                     (Name and address of agent for service)

                                 (603) 880-6300
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           Telephone number, including area code, of agent for service

                                    Copy to:
                               Bruce A. Rich, Esq.
                            THELEN REID & PRIEST LLP
                               40 West 57th Street
                            New York, New York 10019

                         CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES TO       AMOUNT TO BE         OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
     BE REGISTERED           REGISTERED (1)            SHARE (2)               PRICE (2)          REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, Par Value
$.10                          2,665,619 shares         $1.56             $4,158,365.64            $1,097.81
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) The number of shares stated is the aggregate number of shares of Common Stock to be issued upon the exercise of options granted under the form of Stock Option Agreements filed as exhibits hereto.

(2) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee. Such computation is based on the weighted average exercise price of $1.56 per share covering outstanding options under the Stock Option Agreements.

                           AMERICAN ELECTROMEDICS CORP.

                                     PART I

ITEM 1.  PLAN INFORMATION.

           Not Applicable.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION.

           Not Applicable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     1. The following documents, which have been filed by the Company with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference into this Registration Statement:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 1999 (Commission File No. 0-9922);

          (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended October 31, 1999 (Commission File No. 0-9922);

          (c) The Company's Current Report on Form 8-K dated December 2, 1999 (Commission File No. 0-9922);

          (d) The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders, dated December 2, 1999, filed pursuant to Section 14 of the Exchange Act (Commission File No. 0-9922); and

          (e) The description of the Company's Common Stock contained in the Company's Post-Effective Amendment No. 1 to its Registration Statement on Form SB-2 filed with the Commission on December 22, 1999 (Commission File No. 333-58937).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of the filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this Registration Statement except as so modified or replaced.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock offered hereby will be passed upon for the Company by Thelen Reid & Priest LLP, the Company's Counsel.

ITEM 6.  INDEMNIFICATION OF DIRECTORS

     Article VII, Section 7 of the By-Laws of the Company provide in part that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL").

     Section 145 of the DGCL permits a corporation, among other things, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     A corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     In addition, the indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit No.   Description
         -----------   -----------

         4.3.1*        Form of Stock Option Agreement

         4.3.2*        Form of Stock Option Agreement

         4.3.3*        Schedule of Options Granted under Stock Option
                         Agreements

         5*            Opinion of Thelen Reid & Priest LLP.

         23.1*         Consent of Ernst & Young LLP

         23.3          Consent of Thelen Reid & Priest LLP (included in
                       Exhibit 5).

         24            Power of Attorney(included on page II-5)


*   Filed herewith.


ITEM 9.  UNDERTAKINGS.

     The Company hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (b) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (c) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (d) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (b) and (c) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     (e) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (f) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering;

     (g) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE COMPANY.

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amherst, New Hampshire, on the 28th day of December, 1999.

                                   AMERICAN ELECTROMEDICS CORP.


                                   By: /s/ Thomas A. Slamecka
                                      -------------------------------
                                        Thomas A. Slamecka
                                        Chairman of the Board
                                        (Principal Executive Officer)


                                POWER OF ATTORNEY

     Each director and/or officer of the Company whose signature appears below hereby appoints Michael T. Pieniazek as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission any and all amendments, including post-effective amendments, to this Registration Statement.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                   TITLE                     DATE
             ---------                   -----                     ----

 /s/ Thomas A. Slamecka             Chairman of the Board   December 28, 1999
----------------------------
      Thomas A. Slamecka

 /s/ Michael T. Pieniazek           Director and Chief      December 28, 1999
----------------------------        Financial Officer
     Michael T. Pieniazek


 /s/ Jim Fukushima                  Director                December 28, 1999
----------------------------
      Jim Fukushima

 /s/ Blake C. Davenport             Director                December 28, 1999
----------------------------
     Blake C. Davenport

 /s/ Andy Rosch                     Director                December 28, 1999
----------------------------
         Andy Rosch

 /s/ Marcus R. Rowan                Director                December 28, 1999
----------------------------
         Marcus R. Rowan

                                INDEX TO EXHIBITS
                          AMERICAN ELECTROMEDICS CORP.
                          ----------------------------

-----------------------------------------------------------------------------
                                                              Sequentially
 Exhibit                                                       Numbered
   No.                          Description                      Page
  -----                         -----------                    ----------
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  4.3.1       Form of Stock Option Agreement                     III-2

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  4.3.2       Form of Stock Option Agreement                     III-10

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  4.3.3       Schedule of Options Granted under Stock
              Option Agreements                                  III-17

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    5         Opinion of Thelen Reid & Priest LLP                III-18

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   23.1       Consent of Ernst & Young LLP                       III-20

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